UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2016

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36350 (Commission File Number)	20-2706637 (IRS Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(512) 275-0072
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Not Applicable

(Former name or former address, if changed since last report)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 6, 2016, the Compensation Committee (the "Committee") of the Board of Directors of Q2 Holdings, Inc. (the “Company”) approved base salaries for the Company's named executive officers to be effective for the fiscal year ending December 31, 2017. On December 6, 2016, the Committee also approved the 2017 Bonus Plan to be effective for the fiscal year ending December 31, 2017. The 2017 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s named executive officers, based upon achievement of established performance measures and payout formulas determined by the Committee. To the extent earned, bonuses under the 2017 Bonus Plan for the Company's named executive officers will be paid in a single annual payout following completion of the 2017 fiscal year.

The new base salaries and target bonus payments as a percentage of the base salary for each of the Company's named executive officers established by the Committee are set forth in the following table:

Named Executive Officer	2017 Base Salary	Target Bonus as % of Base Salary
Matthew P. Flake Chief Executive Officer	$460,000	91%
Jennifer N. Harris Chief Financial Officer	346,500	74%
John E. Breeden Executive Vice President of Operations	290,000	53%

The 2017 Bonus Plan provides for the bonus amounts to be earned based on the following components:

	Weighting of Components as % of Base Salary
	Revenue	Adjusted EBITDA as a Percentage of Revenue
Mr. Flake	50%	50%
Ms. Harris	50%	50%
Mr. Breeden	50%	50%

The revenue component consists of the Company’s revenue calculated in accordance with generally accepted accounting principles. The adjusted EBITDA as a percentage of revenue component ("EBITDA component") consists of the ratio determined by dividing the Company’s adjusted EBITDA by the revenue component. To determine the adjusted EBITDA, the Company adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. The 2017 Bonus Plan provides that the revenue and EBITDA components are to be measured against revenue and adjusted EBITDA targets based on the 2017 annual budget approved by the Company’s board of directors.

Payouts under the 2017 Bonus Plan with respect to the revenue and EBITDA components are to be based on performance within a range of each component’s target. No incentive payment may be earned for performance below the target minimum and the maximum bonus may be earned at the target maximum. The range and target for each component are set forth in the following table:

Achievement Level	Percentage of Revenue Component Attained	Percentage of EBITDA Component Attained	Corresponding Weighted Payout Percentage Per Component
Minimum	95%	90%	50%
At target	100%	100%	100%
Maximum	120%	120%	150%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

December 12, 2016	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer